Exhibit 99.1

Bancshares of Florida Posts Record Earnings for 1st Quarter 2006

Achieves Fourth Consecutive Quarter of Rising Profitability Accompanied by
Continued Strong Asset Growth

          NAPLES, Fla., April 19 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL), a $620 million-asset multi-bank holding company based in Naples, Florida, today reported first quarter net income of $400,000, or $0.06 per diluted share.  This marks the fourth consecutive quarter of rising profitability following a pretax loss of $375,000, or $0.09 per share, in the first quarter 2005 when the Company, as defined below under Bancshares of Florida, Inc., was not in a taxable position.  On a pretax basis, first quarter 2006 income was $670,000, over a $1.0 million improvement from the same period last year.

          Michael L. McMullan, Bancshares of Florida’s President and CEO, stated, “This quarter’s results demonstrate our ability to balance continued strong earning asset growth with increasing profitability.  Loans climbed a record $64 million or 13% during the last 90 days, our net interest margin was maintained at its all-time high of 4.43%, top-line revenue climbed 69% over first quarter 2005 while our efficiency ratio improved by 19 percentage points to 83%, and asset quality remained excellent at 0.01% of nonperforming loans/loans outstanding.  Over the last twelve months, total assets have grown by $178 million or 40%.”

          McMullan went on to say, “We also took a significant step this quarter to enhance our franchise in Southeast Florida by signing a definitive agreement to acquire $93 million-asset Bristol Bank in the dynamic city of Coral Gables, a Miami-Dade County market that is a perfect fit for our commercial banking and wealth management business model and one that our management team knows well.  The bank will be merged into our Fort Lauderdale bank, with an expected closing date this fall.

          In addition, on the last day of the quarter we filed a registration statement with the SEC for a public offering of up to 2.5 million shares of our common stock, plus a 15% over-allotment option to the underwriters.  We intend to use the resulting proceeds to finance the cash portion of the Bristol purchase offer, capitalize our present Palm Beach County banking location to make it the fourth bank in our multi-bank structure, and use the balance of the proceeds to support our continued rapid earning asset growth throughout South Florida and Tampa Bay, which has exceeded our initial growth projections.”

          McMullan concluded, “We continue to expand our strong footprint, having just opened a branch in the growing area of Bonita Springs with another targeted to open in the second quarter in Aventura.  We also continue to invest in our Company and, as such, have recently added two significant individuals to our management team within the past three weeks.  Tom Lane joined us to head our expanding residential mortgage program, which has been so successfully established in our banking markets during the past year by our Fort Lauderdale bank President, Mark Manitz.  And in recognition of our commitment to growing long-term core deposits across our franchise, we have established a Chief Deposit Officer position at the parent company level. Keith Henry will tackle that responsibility, focusing on further enhancing the attractiveness of our sophisticated cash management products and marketing them in concert with our banking officers across the Company.  Both of these individuals have deep experience in larger institutions in Florida and we look forward to their contributions to our franchise.”

          Key results at the Company’s affiliates are:

          * Bank of Florida--Southwest, based in Naples, produced record pretax earnings for the quarter of $904,000, up 79% over first quarter 2005, with loans climbing $67 million or 30% over the last twelve months to $288 million, including $24 million since year-end 2005.  On April 3, 2006, the bank opened its third location, moving into rapidly-expanding South Lee County via a branch in Bonita Springs, Florida.

          * Pre-tax earnings at Fort Lauderdale-based Bank of Florida, which includes our new Palm Beach County location, climbed 2.7 times over first quarter last year to $461,000 pretax.  Total loans rose $29 million during the quarter to $196 million, which was 75% higher than twelve months earlier.

          * Bank of Florida--Tampa Bay, which opened in November 2004, grew its loans to $66 million, up 139% during the past year and $11 million since year- end 2005.  Notably, the bank reduced its first quarter pretax loss to $163,000 from $408,000 in the first quarter 2005.

          * Lastly, Bank of Florida Trust Company grew its assets under advice past the $400 million milestone to $409 million at quarter end, up $19 million during the last 90 days and $209 million or 104% during the last twelve months.  Pretax earnings were $103,000 for the quarter versus $173,000 for all of 2005.

          In summary, below are the primary factors contributing to the $1.0 million increase in first quarter 2006 consolidated pretax income over first quarter 2005.

          * Top-line revenue, which the Company defines as the sum of net interest income plus noninterest income (excluding net securities gains/losses), increased nearly $3.0 million or 69%, primarily driven by $2.6 million in higher net interest income, as a result of $163 million or 40% growth in average earning assets and an 82 basis point increase in net interest margin to 4.43%; noninterest income increased 57%, largely due to growth in trust fees and fees earned on the sale of mortgages in the secondary market.

          * The Company experienced strong operating leverage with a $3.0 million increase in top-line revenue and only a $1.6 million or 37% increase in noninterest expense.

          * The provision for loan losses rose $310,000, consistent with 53% growth in loans and continued strong asset quality.

          CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT HIGHLIGHTS FOR 1ST QUARTER 2006

          1) Loans at quarter end totaled $551 million, up $64 million or 13% during the last 90 days.  This increase compares to growth of $35 million in the same quarter last year and exceeded the record set in the third quarter 2005 of $51 million. Loans were up $190 million or 53% in the last 12 months, with pipelines at all the bank affiliates remaining strong.

          a) Commercial loans (including construction and commercial and industrial), largely secured by real estate, totaled $431 million (78% of total loans) at March 31, 2006, up $73 million in the last 90 days and $199 million (86%) in the last twelve months.  Construction loans, reflective of the Company’s vibrant market place, rose $25 million during the quarter to 30% of total loans outstanding, while commercial and industrial loans, a product line which the Company is giving renewed focus, climbed $16 million to approximately 10% of total loans outstanding.

          b) Multi-family and residential mortgage loans totaled a combined $86 million (16% of total loans), down $6 million both from year-end and from the same period last year, largely due to payoffs and the sale of current residential production into the secondary market.

          c) Lastly, consumer lines of credit totaled $24 million (4% of total loans), and installment and other loans were $10 million (2% of total loans). The combination of the categories decreased slightly from both year-end and the first quarter of 2005, reflective of the Company treating these lines of business largely as an accommodation to its commercial clients and their families.

          2) Average deposits for the first quarter totaled $530 million, up $51 million or 11% compared to fourth quarter 2005, and $151 million or 40% greater than the same period last year.  These changes compare to growth in average loans over the same periods of $51 million and $176 million, respectively.

          a) The excess of loan over deposit growth in the first quarter compared to the same quarter last year was funded by: 1) additional subordinated debt, which also helped maintain strong capital ratios at the Naples and Fort Lauderdale banks; 2) $3.8 million in average FHLB borrowings outstanding, versus virtually none in the previous period; and 3) the net proceeds from the Company’s 2005 equity offering, plus retained earnings.  The Company is confident that it has sufficient borrowing capacity as well as loan participant arrangements in place to manage its balance sheet growth.

          b) The increase in average first quarter 2006 loans compared to fourth quarter 2005 loans was matched by deposit growth.  The bulk of deposit growth was in Money Market accounts and in-market CDs (each up $15 million on average), with most of the balance provided by National Market CDs (up $19 million on average), which serve as an immediate source of term funds.

          c) Average noninterest-bearing checking (DDA) accounts climbed $29 million or 49% in the first quarter compared to first quarter 2005, increasing their ratio to average total deposits by 1 percentage point to 16.6%.  During the past 90 days, DDA balances have increased $2.7 million or 3%.  These increases are reflective of the Company’s vigorous strategy to expand its source of low- cost funds through the sale of cash management products and services. Dedicated Deposit and Cash Management specialists are in place in three of the Company’s four markets along with the newly hired Chief Deposit Officer at the parent company level.

          3) Top-line revenue increased $658,000 or 10% over fourth quarter 2005 to $7.3 million in the first quarter, $3.0 million or 69% higher than first quarter 2005.

          a) Net interest income in the first quarter was up $439,000 or 8% over fourth quarter 2005 to $6.2 million, $2.6 million or 72% greater than in the first quarter of 2005.  Approximately $100,000 and $666,000, respectively, of these increases were due to an improved net interest margin, which rose to 4.43% in the first quarter, up one basis point in the last 90 days and 82 basis points in the past four quarters.  This increase reflects the Company having positioned its balance sheet to benefit from the current rising rate environment, with 48% of its loans adjusting to a prime rate change either immediately or within 90 days.  In addition, the margin has expanded over the last four quarters as a result of the Company’s efforts to improve the mix of DDA and lower cost funding sources.  The balance of the increase in first quarter net interest income was due to higher earning asset volumes, up $50 million (10%) over fourth quarter 2005 and up $163 million (40%) compared to the same period last year.

          b) Noninterest income rose to $1.1 million in the first quarter, a $220,000 or 25% increase over fourth quarter 2005 and $401,000 or 57% greater than in first quarter 2005.  These increases were primarily due to expanded trust revenues and increased fees from selling mortgages into the secondary market.

          i) First quarter 2006 trust fees climbed $155,000 or 34% over fourth quarter 2005 to $612,000, $289,000 or 89% greater than first quarter 2005.  In the past 12 months, assets under advice have risen 104% to $409 million.

          ii) Secondary mortgage market fees rose to $181,000 in the first quarter, up $45,000 or 33% compared to fourth quarter 2005 and an increase of $169,000 or 14 times over the first quarter 2005 level.  The Company has implemented a business strategy to actively address the needs of its high net worth clientele by placing experienced originators in each of its markets.  In the first quarter of this year, $35 million in loans were closed versus $3.5 million when the program began in first quarter 2005.

          4) Noninterest expense increased 11% or $593,000 in the first quarter versus fourth quarter 2005.  As a result, the efficiency ratio (noninterest expense divided by top-line revenue) increased slightly to 82.6%.  Compared to first quarter 2005, the Company’s efficiency ratio has improved a substantial 19 percentage points, reflecting significant positive operating leverage-the overall expense increase has been held to 37% or $1.6 million against a 69% or $3.0 million increase in top-line revenue.

          a) Slightly more than half or $306,000 of the increase in first quarter 2006 expense over fourth quarter 2005 occurred in general operating expense. The primary factors were greater data processing expenses, higher loan fee/credit report costs, additional general promotional expense, increased travel and entertainment costs, and the establishment of modest cash compensation for the parent and certain affiliate boards of directors.  Nearly all of these same factors explain the $331,000 increase in first quarter general operating expense over the comparable 2005 quarter.

          b) Approximately $162,000 of the increase in first quarter 2006 expense over fourth quarter 2005 is explained by higher occupancy and equipment- related expense.  Building lease and property insurance costs rose due to additional space required for business expansion, and equipment rental, maintenance, and depreciation expense increased accordingly.  These same factors account for the $230,000 increase in first quarter occupancy and equipment-related expense over first quarter 2005.

          c) Higher personnel costs explain the balance of the $125,000 increase in first quarter noninterest expense compared to fourth quarter 2005.  Gross salary, commission and various benefit expenses rose $220,000, primarily due to staff additions during the quarter, partially offset by reduced stock-based compensation expense (4th quarter 2005 contained $85,000 in additional stock- based costs due to one-time acceleration in option/warrant eligibility).  With the exception of stock-based compensation, which increased by $26,000, growth of $1.1 million in first quarter 2006 personnel expense compared to first quarter 2005 is explained by the same above factors.  Since the beginning of 2005, total full-time equivalent staff has increased by 44 or 37% to 164.

          5) Asset quality continued its historic strength in the first quarter, with nonperforming loans (nonaccruals and 90+ days past due) decreasing from $321,000 at year-end 2005 to $45,000 at March 31, 2006, representing one nonaccrual loan and no 90+ days past due loans; nonperformers as a percent of loans outstanding fell to 0.01% from 0.07% at December 31, 2005.  At March 31, 2005, nonperforming loans totaled $483,000 or 0.13% of loans outstanding. There were $154,000 in net charge-offs during the first quarter, resulting in a ratio of net charge-offs to average loans of 0.12%.  These levels compare to $75,000 in net charge-offs, or 0.06% of average loans, in fourth quarter 2005 and no charge-offs in first quarter 2005.

          a) The first quarter provision for loan losses was $606,000, up $12,000 (2.0%) and $310,000 (105%) from fourth and first quarter 2005, respectively. These changes reflect loan growth as well as continuing assessment of losses inherent in the portfolio based on a variety of specific factors, including the Company’s and peer banks’ experiences, as well as industry and economic trends.

          b) The loan loss allowance increased $1.9 million over the last 12 months to $5.1 million, primarily due to 53% loan growth, with the ratio to loans outstanding rising 6 basis points to 0.92%.  At March 31, 2006, the loan loss allowance was over 111 times the level of nonperforming loans, up 14 times at the end of 2005 and 6.4 times at March 31, 2005.   All the above asset quality measures are consistent with the Company’s historic experience and compare very favorably to national peer bank levels as of December 31, 2005.

          Please visit the Company’s web site, http://www.bankofflorida.com , for an electronic version of this earnings release along with a supporting summary financial table.  Click on “Investor Relations” and select the “Press Releases/News” section.  The table will be more fully discussed in the Company’s upcoming Form 10-Q, to be released on or before May 10, 2006.   To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

BANCSHARES OF FLORIDA, INC.

          The above-described securities may not be sold nor may offers to buy be accepted prior to the time the registration statement(s) becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

          The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”), for the offering to which this press release partially relates.  Before you invest, you should read the prospectus in that registration statement and any other documents relating to this offering that the Company has filed with the SEC for more complete information about the Company and the offering.  You may get these documents without cost by visiting EDGAR on the SEC Web site at http://www.sec.gov . Alternatively, Bancshares of Florida, Inc. and any underwriter participating in the offering will arrange to send you the prospectus and this free writing prospectus if you so request by calling 239-254-2100.

          The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Bristol Bank, on the terms and subject to the conditions in the Agreement and Plan of Merger dated March 7, 2006, between the Company and Bristol Bank.

          The Company and Bristol Bank shareholders and other investors are urged to read the Proxy Statement/Prospectus that will be included in the Registration Statement on Form S-4, which Bancshares will file with the Securities and Exchange Commission in connection with the proposed merger, because it will contain important information about the Company, Bristol Bank, the merger, the solicitation of proxies in the merger, and related matters.

          After it is filed with the SEC, the Proxy Statement/Prospectus will be available for free both on the Securities and Exchange Commission website (http://www.sec.gov) and from Bancshares as follows:

          Chief Financial Officer
          Bancshares of Florida, Inc.
          1185 Immokalee Road
          Naples, Florida 34110
          (239) 254-2100

          Bancshares of Florida, Inc. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is a $620 million-asset multi-bank holding Company located in Naples, Florida. Bancshares is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company”.  In addition, Bank of Florida, Fort Lauderdale, maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact :
Michael L. McMullan	Tracy L. Keegan
President and CEO	Executive VP & CFO
(239) 254-2143	(239) 254-2147

SOURCE  Bancshares of Florida
          -0-                                        04/19/2006
          /CONTACT:  Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP & CFO, +1-239-254-2147, both of Bancshares of Florida/
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